Exhibit 23.7

27 June 2025	21st Floor 8 Queen’s Road Central Hong Kong Tel +852 3700 4000 Fax +852 3700 4099

Partners

Amber International Holding Limited	Chan Ho Ming Chan Tak Yi
1 Wallich Street	Lau Yeung Yeung
#30-02 Guoco Tower
Singapore 078881	www.taylorwessing.com

Our Ref.: HMC102-035.MC

Dear Sirs,

Form S-8 of Amber International Holding Limited

We have acted as legal advisers as to the laws of Hong Kong to Amber International Holding Limited, a Cayman Islands exempted company incorporated with limited liability (the “Company”).

We hereby consent to reference our name in the Company’s Registration Statement on Form S-8, including the documents incorporated by reference therein (the “Registration Statement”), which will be filed with the Securities and Exchange Commission (the “SEC”) on the date hereof. We also consent to the filing of this consent letter with the SEC as an exhibit to the Registration Statement. Save for the above, our consent is not to be read as extending, by implication or otherwise, to any other matter.

Yours faithfully,

/s/ Taylor Wessing
Taylor Wessing

Taylor Wessing is a firm of Hong Kong solicitors regulated by the Law Society of Hong Kong and practising Hong Kong law.